Exhibit 31.5
CERTIFICATION
Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934
I, Rainer Jueckstock, the Co-Chief Executive Officer of Federal-Mogul Holdings Corporation (the “Company”), certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the period ended December 31, 2015 of Federal-Mogul Holdings Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: March 29, 2016

By:	/s/ Rainer Jueckstock
Rainer Jueckstock
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Powertrain Division